UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 18, 2006

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

1014 Vine Street

Cincinnati, OH 45201

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

1.01. Entry into a Material Definitive Agreement.

Establishment of 2006 Bonus Plan

On January 18, 2006, the Compensation Committee of the Board of Directors determined the terms of the 2006 Bonus Plan for all participants, including the named executive officers. On January 20, 2006, the Board approved participation by the Chief Executive Officer in the 2006 Bonus Plan. The terms and conditions of the 2006 Bonus Plan are applicable to all participants, including a broad-based group of management and certain hourly employees. The terms of the 2006 Bonus Plan generally are the same as those of the 2005 Plan except that targets for identical store sales, EBITDA, strategic initiatives and capital projects have been adjusted in connection with the Company’s business plan for 2006. The 2005 Bonus Plan is more particularly described in Exhibit 99.1 to the Company’s Current Report on Form 8-K dated March 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE KROGER CO.

January 24, 2006	By:	/s/ W. Rodney McMullen
W. Rodney McMullen
Vice Chairman